N-SAR Exhibit: Sub-item 77I (a)
Legg Mason Global Asset Management Trust
Legg Mason BW Dynamic Large Cap Value
Fund

Item 77I(a) :Terms of new or amended
securities

In response to Sub-Items 77I(a), the Registrant incorporates by reference the supplement to the fund's Prospectus, Summary Prospectus and
Statement of Additional Information as filed with the Securities and Exchange Commission pursuant to Rule 497 of the Securities Act of 1933 on March 24, 2017 (Accession No.
0001193125-17-095145).  The Registrant  also
incorporates by reference Post-Effective
Amendment No. 147 to Form N-1A filed on
January 20, 2017  pursuant to Rule 485(b) of the
Securities Act of 1933 (Accession No.
0001193125-17-014288).